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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                         COMMISSION FILE NUMBER 33-67854

         DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED) JUNE 22, 2001




                              CMI INDUSTRIES, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                   DELAWARE                                     57-0836097
            --------------------------------------------------------------------
              (STATE OR OTHER JURISDICTION OF                (I.R.S. EMPLOYER
              INCORPORATION OR ORGANIZATION)                 IDENTIFICATION NO.)



         1301 GERVAIS STREET, SUITE 700, COLUMBIA, SOUTH CAROLINA 29201
         --------------------------------------------------------------
                    (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

       (REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE) (803) 771-4434



                                 NOT APPLICABLE
--------------------------------------------------------------------------------
              (FORMER NAME, FORMER ADDRESS AND FORMAL FISCAL YEAR,
                         IF CHANGED SINCE LAST REPORT)


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ITEM 5.    OTHER EVENTS.

         On June 22, 2001, CMI Industries, Inc. (the "Company") announced that it and the creditors who filed an involuntary bankruptcy petition against the Company on May 3, 2001 (the "Petitioners"), had filed a joint motion to dismiss the bankruptcy petition. In conjunction with the joint dismissal motion, the parties agreed to an interim order outlining the terms and conditions for the parties to continue working together to develop a cooperative approach to restructure the Company's debt structure outside of bankruptcy.

         On July 10, 2001, the Company announced that the involuntary bankruptcy petition had been dismissed. The United States District Court for the District of Delaware issued the order of dismissal that the Company and the Petitioners had jointly requested. Under the dismissal order, the Company will make the April 2001 interest payment owed with respect to the Company's senior subordinated notes and will engage in good faith efforts to negotiate an overall restructuring of the Company's senior subordinated notes. The Company and its bondholders are engaged in discussions on restructuring the Company's capital structure.

ITEM 7.    FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

         (a) and (b) not applicable.

         (c)      Exhibits.

                  99.1 Agreed Interim Order Regarding Involuntary Chapter 11 Case dated June 22, 2001.
                  99.2 Press Release issued by CMI Industries, Inc. dated June 22, 2001.
                  99.3 Order Granting Joint Motion to Dismiss Involuntary Petition dated July 9, 2001.
                  99.4 Press Release issued by CMI Industries, Inc. dated July 10, 2001.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CMI INDUSTRIES, INC.





Date:  July 23, 2001                By: /s/ JAMES A. OVENDEN
                                        -----------------------------
                                        James A. Ovenden
                                        Senior Vice President and
                                        Chief Financial Officer


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